Exhibit 10.1

Execution Version

SECOND AMENDMENT TO THE ASSET PURCHASE AGREEMENT

This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of October 21, 2019, by and among Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company (“Purchaser”), Cloud Peak Energy Inc., a Delaware corporation (the “Company”), and the Additional Sellers (together with the Company, the “Sellers” and each entity individually a “Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS:

A.                                    The parties hereto are parties to that certain Asset Purchase Agreement, dated as of August 19, 2019, as amended by that First Amendment to the Asset Purchase Agreement, dated as of September 30, 2019 (as may be amended, supplemented or otherwise modified, the “Purchase Agreement”).

B.                                    The parties hereto desire to amend the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.1                               Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a)                                 Section 2.1(b)(v) of the Purchase Agreement is hereby amended and restated in its entirety as follows: “(v) subject to Section 8.15 to the extent applicable to the relevant Purchased Contracts, the Contracts, including those listed on Schedule 2.1(b)(v), that are unexpired as of the Closing Date (collectively, the “Purchased Contracts”), in each case as each such Contract may have been amended or otherwise modified prior to the date of (or as permitted in accordance with the terms of) this Agreement;”.

(b)                                 Section 2.2(f) of the Purchase Agreement is hereby amended and restated in its entirety as follows: “(f) subject to Section 2.1(b)(xii), and except as set forth on Section 2.1(b)(v) of the Disclosure Schedules, all insurance policies of Sellers;”.

(c)                                  The following paragraph is hereby added to the Purchase Agreement as Section 8.15:

“8.15                  Certain Insurance Matters.  The parties acknowledge that (a) except as otherwise set forth herein, the insurance policies governing the Sellers and the Business will remain with Sellers following the Closing and (b) certain of such policies are being assigned to the Purchaser pursuant to Section 2.1(b)(v) (the “Assigned Policies”); provided that, for the avoidance of doubt, after the Closing, Sellers shall retain coverage thereunder with respect to occurrences affecting the Sellers or the Business prior to the Closing Date (subject to deductibles, self-insured retentions and policy limits thereof). Following the

Closing Date, (i) Sellers shall be entitled to independently make and manage claims under such Assigned Policies arising from loss, damage or casualty that occurred prior to the Closing Date, and shall be entitled to negotiate, communicate and deal directly with brokers, insurers and claims adjusters in respect of such insurance (including with respect to settlement) and (ii) any claim paid by the insurers on such claims shall be paid solely to the applicable Seller(s); provided that the Purchaser shall reasonably cooperate with respect to the preparation, negotiation and resolution of any claims made by any Seller under the Assigned Policies. At the Closing, the Purchaser shall reimburse the Sellers for the portion of the premiums Sellers paid for the Assigned Policies for the period beginning (and including) the day after Closing Date through (and including) the date of expiration of such Assigned Policies. In addition, in support of (but not satisfaction of) the Purchaser’s obligations pursuant to Section 8.6(d), until the expiration of the Interim Period, Purchaser shall name the Sellers as additional insured parties on the Purchaser’s general liability and excess liability insurance policies with respect to the Purchased Assets.”

(d)                                 Section 11.1(b) of the Purchase Agreement is hereby amended to and restated in its entirety as follows: “(b)     Anything to the contrary in the foregoing notwithstanding, the obligations of the Parties set forth in Sections 2.7, 8.6, 8.8, 8.10, 8.12, 8.14 and 8.15 of this Agreement shall survive the Closing and continue until fully discharged by the relevant Party.”

(e)                                  Exhibit E attached to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

(f)                                   Each of Schedule 1.1(b), Schedule 2.1(b)(v) and Schedule 2.2(n) attached to the Purchase Agreement are hereby deleted in their entirety and replaced with Schedule 1.1(b), Schedule 2.1(b)(v) and Schedule 2.2(n) attached hereto.

1.2                               Effect of Amendment; Effectiveness; Ratification. All references to the Purchase Agreement in any document, instrument, agreement or writing delivered pursuant to the Purchase Agreement (as amended hereby), shall hereafter be deemed to refer to the Purchase Agreement as amended hereby. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Purchase Agreement other than as specifically set forth herein. This Amendment shall not be effective until approved by order of the Bankruptcy Court. The Purchase Agreement as amended by this Amendment, is hereby ratified and confirmed in all respects.

1.3                               Entire Agreement; Amendment. This Amendment and the Purchase Agreement represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof. This Amendment can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Amendment signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

1.4                               Conflicts. This Amendment amends and supplements the terms and conditions of the Purchase Agreement. If any provision of this Amendment is construed to conflict with any

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provision of the Purchase Agreement (except as otherwise expressly provided in this Amendment), the provisions of this Amendment shall be deemed controlling to the extent of that conflict.

1.5                               Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will be deemed to constitute on and the same agreement.

1.6                               Jurisdiction; Waiver of Right to Trial by Jury; Governing Law. The provisions of Sections 11.4, 11.5 and 11.7 of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

1.7                               Captions. The captions used in this Amendment are for convenience of reference only and do not constitute a part of this Amendment and will not be deemed to limit, characterize or in any way affect any provision of this Amendment, and all provisions of this Amendment will be enforced and construed as if no caption had been used in this Amendment.

1.8                               Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties will negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date hereof.

PURCHASER:

NAVAJO TRANSITIONAL ENERGY COMPANY, LLC

By:	/s/ Clark Moseley
Name: Clark Moseley
Title: Chief Executive Officer

Signature Page to Second Amendment to Asset Purchase Agreement

COMPANY:

CLOUD PEAK ENERGY INC.

By:	/s/ Heath A. Hill
Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Asset Purchase Agreement

ADDITIONAL SELLERS:

Antelope Coal LLC		Arrowhead I LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Arrowhead II LLC		Arrowhead III LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Big Metal Coal Co. LLC		Caballo Rojo LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Caballo Rojo Holdings LLC		Cloud Peak Energy Finance Corp.

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Cloud Peak Energy Logistics LLC		Cloud Peak Energy Logistics I LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Cloud Peak Energy Resources LLC		Cloud Peak Energy Services Company

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Asset Purchase Agreement

Cordero Mining LLC		Cordero Mining Holdings LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Kennecott Coal Sales LLC		NERCO LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

NERCO Coal LLC		NERCO Coal Sales LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Prospect Land and Development LLC		Resource Development LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Spring Creek Coal LLC		Western Minerals LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Youngs Creek Holdings I LLC		Youngs Creek Holdings II LLC

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Asset Purchase Agreement

Youngs Creek Mining Company, LLC		Sequatchie Valley Coal Corporation

By:	/s/ Heath A. Hill	By:	/s/ Heath A. Hill
Name: Heath A. Hill		Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer		Title: Executive Vice President and Chief Financial Officer
Title:		Title:

Cordero Oil and Gas LLC

By:	/s/ Heath A. Hill
Name: Heath A. Hill
Title: Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Asset Purchase Agreement

EXHIBIT E

[See attached.]

Exhibit E

Term Sheet for $40.0 Million Promissory Note

TERM	SUMMARY

Amount

•                  $40,000,000

•                  If the Note is not repaid in full (i) on the first anniversary of the closing date, the principal amount will be increased by an additional $1,000,000, (ii) on the second anniversary of the closing date, the principal amount will be increased by an additional $2,000,000, (iii) on the third anniversary of the closing date, the principal amount will be increased by an additional $3,000,000, and (iv) on the fourth anniversary of the closing date, the principal amount will be increased by an additional $3,000,000,

Payor	• Purchaser

Payee/Structure

•                  Either, at the option of the Payee, (i) the Company with immediate assignment to its DIP Lenders and Senior Secured Lenders or (ii) a newly formed entity formed by the DIP and Senior Secured Lenders. The structure of Payor and Payee, including for tax purposes, shall be acceptable to the DIP Lenders and Senior Secured Lenders in all respects.

Loan Parties	• Payor and all Subsidiaries of the Payor (“Payor Subsidiaries”)

Interest	• Interest rate: 9.0% per annum payable in cash each quarter • Default rate: Additional 3.0% per annum, payable in cash on demand

Amortization	• $2,000,000 quarterly through maturity

Mandatory Prepayments	• Prepayments required from 100% of extraordinary receipts and asset sale proceeds

Maturity	• Five-year note maturing five years from closing on the sale of the CPE Assets to Purchaser • All outstanding principal and accrued and unpaid interest must be paid in cash at maturity

Payments

•                  All payments must be received by 12 noon New York City time

•                  Payor may prepay all or any part of the principal amount without prepayment penalty or premium

•                  The indebtedness evidenced by the note shall not be subject to setoff, reduction or any counterclaim by any of the Loan Parties

Collateral	• None

TERM	SUMMARY

Events of Default

Typical and customary events of default with respect to the Loan Parties, acceptable to the Payee and its counsel, including, without limitation:

•                  A Loan Party fails to pay any amount when due under any Loan Document, subject to mutually agreed cure period

•                  A Loan Party commences a voluntary bankruptcy

•                  An involuntary bankruptcy is commenced against a Loan Party

•                  A trustee, receiver, assignee, liquidator or similar official is appointed for a Loan Party or a majority of a Loan Party’s assets

•                  The dissolution, termination of existence, cessation of a substantial part of the business of the Payor or any material Subsidiary

•                  Any event or condition occurs that results in any material debt (amounts to be determined) of a Loan Party becoming due prior to its stated maturity or that enables or permits a holder of such debt to cause such debt to be come due and payable prior to its scheduled maturity

•                  One or more material judgments shall be rendered against a Loan Party and shall remain undischarged for a period of time to be determined during which execution is not stayed and/or an appeal bond is posted

•                  Any default or event of default occurs under any Loan Document, subject to mutually agreed cure periods

•                  Any representation or warranty by a Loan Party in a Loan Document is untrue in any material respect on the date on which made, deemed made or confirmed

•                  A Loan Party fails to comply with covenants in any Loan Document, subject to mutually agreed materiality and cure provisions

•                  Any Loan Document shall cease to be enforceable or in full force and effect

•                  ERISA defaults

•                  Change of Control

•                  Certain events with respect to key management employees, including loss/departure of management

•                  The exercise of remedies will be subject to a standstill period for 120 days after notice to the secured lenders has been given

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TERM	SUMMARY

Affirmative Covenants

Typical and customary affirmative covenants with respect to the Loan Parties acceptable to the Payee and its counsel, including, without limitation:

•                  Notification of occurrence of an event of default

•                  Notification of defaults and other material events (including material adverse condition, litigation, ERISA event, material change in accounting or financial reporting practices, disposition of property, sale of equity, incurrence of debt)

•                  Delivery of information, including to comply with beneficial ownership regulations

•                  Maintain proper books and records in accordance with GAAP

•                  Maintain good and marketable title to the property, free and clear of all liens, other than customary permitted liens to be agreed

•                  Maintain and preserve the property in all material respects and keep the same in good repair and working order

•                  Deliver quarterly and audited annual financial statements for Loan Parties and other financial reporting in manner acceptable to the Payee

•                  Maintain insurance

•                  Payment of taxes

•                  Compliance with laws

•                  Compliance with environmental laws

•                  Preservation of existence

•                  Fiscal year

•                  Inspection rights

•                  Anti-bribery, sanctions and anti-corruption compliance of Payor

•                  Further assurances and additional guarantees and collateral

•                  Payment of obligations, compliance with and enforcement of materials contracts

•                  Intellectual Property

•                  Customary further assurances covenant with respect to liens and guarantees

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TERM	SUMMARY

Negative Covenants

Typical and customary negative covenants with respect to the Loan Parties (subject to customary permitted exceptions) acceptable to the Payee and its counsel, including, without limitation:

•                  No liens other than (i) liens in favor of the Payee, (ii) liens securing Permitted Senior Lien Debt and the APS Note, and (iii) other permitted liens to be agreed

•                  Certain restrictions on sales, leases, assignments or other dispositions. All dispositions shall be for fair market value and cash consideration and all proceeds of dispositions (other than with respect to inventory in the ordinary course of business) shall be used to prepay the obligations under the New Note.

•                  No debt (including guarantees) owed by any Loan Party or any subsidiary thereof other than senior debt (which debt may be secured by liens) in an amount not to exceed $120,000,000 in the aggregate(the “Permitted Senior Lien Debt”) plus the APS Note.

•                  Restrictions on mergers, dissolution and other fundamental changes

•                  Restrictions on changes in nature of business

•                  No dividends and other restricted payments

•                  Restrictions on loans/investments, subject to agreed baskets

•                  Restrictions on limitations on subsidiary distributions/negative pledges and other burdensome agreements

•                  Restrictions on ability to change governing documents

•                  Restrictions on accounting methods/fiscal year

•                  Anti-money laundering, sanctions anti-terrorism

•                  Anti-bribery and anti-corruption

•                  Restrictions on capital expenditures, with commercially reasonable capital expenditure thresholds

•                  Affiliate transactions required to be at arms’ length and on commercially reasonable terms

•                  Restrictions on amendments to material agreements

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TERM	SUMMARY

Representations and Warranties	• None

Closing Conditions	• Typical and customary closing conditions precedent, including, without limitation, satisfactory documentation, due diligence, resolutions, certificates and legal opinions

Expenses	• Each party shall pay their own costs in the initial documentation of the Loan Documents, provided that the Loan Documents shall provide for customary reimbursement of fees and expenses.

Indemnification	• The Loan Documents will provide customary and appropriate provisions relating to indemnity and related matters and tax gross-up

Assignments

•                  The Payee may sell or assign any Loan Document and related rights without the prior consent of Payor.

•                  No Loan Party may sell or assign any Loan Document or related rights without the prior consent of the Payee.

This Term Sheet and the written agreement memorializing these terms shall be governed by the laws of the State of New York.

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